UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 1, 2010

Date of Report (Date of earliest event reported)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2010, the Board of Directors of Harte-Hanks, Inc. (the “Company”) approved and adopted the Company’s Third Amended and Restated By-laws (the “Amended By-laws”).

The Amended By-laws, among other things:

(i)	clarify advance notice and related provisions, consistent with their purpose of establishing an orderly process for stockholders seeking to propose business at stockholder meetings or nominate directors;

(ii)	expand disclosure requirements to include information regarding the proposing stockholder’s economic, voting and other interests that may be material to the Company’s and stockholders’ evaluation of the proposal or nomination;

(iii)	provide that stockholder nominations which comply with the Securities Exchange Commission’s proxy access rules and are included in the Company’s proxy materials will be deemed to have satisfied the advance notice requirements of the Amended By-laws; and

(iv)	clarify and expand the descriptions of various corporate officer roles and responsibilities.

The foregoing description of the Amended By-laws is qualified in its entirety by reference to its full text, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith.

3.1	Harte-Hanks, Inc. Third Amended and Restated By-laws (as adopted December 1, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: December 6, 2010

By:	/s/ Robert L. R. Munden
Senior Vice President,
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

3.1	Harte-Hanks, Inc. Third Amended and Restated By-laws (as adopted December 1, 2010).